As filed with the Securities and Exchange Commission on August 8, 2006

Registration No. 333-133327

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form SB-2/A

Amendment No. 3 to Form SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INTELLIGENT BUYING, INC.

(Name of Small Business Issuer in its Charter)

California	425110	20-0956471
(State or other jurisdiction of incorporation or organization)	Primary Industrial Class Code No.	(I.R.S. Employer Identification No.)

260 Santa Ana Court

Sunnyvale, CA 94085

(408) 744-1001

(Address and telephone number of principal executive offices and principal place of business)

Eugene Malobrodsky

Intelligent Buying, Inc.

260 Santa Ana Court

Sunnyvale, CA 94085

(408) 744-1001

(Name, address and telephone number of agent for service)

WITH A COPY TO

Robert L. B. Diener

122 Ocean Park Blvd.

Suite 307

Santa Monica, CA 90405

(310) 396-1691

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit 1	Maximum Aggregate Offering Price Per Unit 1	Registration Fee
Common stock, $0.001 Par value per share	389,533	$.75	$292,150	$31.25

 (1) Estimated solely for the purpose of computing the amount of the registration fee and based upon the amount of consideration received by the issuer pursuant to Rule 457(a) under the Securities Act of 1933, as amended. There is no established public market for the common equity being registered. The shares being registered were sold during March 2006.  Accordingly, in determining the offering price, the Company has utilized the actual cash price paid by the purchasers of the shares being registered.

(2) This registration statement relates to the resale by certain selling security holders identified herein of up to 389,533 shares of common stock.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

Subject to completion October __, 2006

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

389,533 SHARES

INTELLIGENT BUYING, INC.

COMMON STOCK

This is a resale prospectus for the resale of up to 389,533 shares of our common stock by the selling stockholders listed herein. We will not receive any proceeds from the sale of the shares.

As of September 30, 2006 we had 889,533 shares of our common stock issued and outstanding together with 2,500,000 shares of preferred stock which will convert into an additional 5,000,000 shares of common stock.

Our common stock is not traded on any market and although we intend to initiate steps, including the identification of market makers, to include our common stock for quotation on the Over the Counter Bulletin Board maintained by NASD ("OTCBB"), we may not be successful in such efforts and our stock may never trade in any market.

Selling stockholders will sell at a fixed price of $.75 per share until our common shares are quoted on the Over-The-Counter Bulletin Board and thereafter at prevailing market prices, or privately Negotiated prices. See "Plan of Distribution."

Investing in our common stock involves very high risks. See "RISK FACTORS".

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information from that contained in this prospectus. The selling security holders are offering to sell and seeking offers to buy shares of our Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Common Stock.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the selling security holders, the securities or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us or any selling security holder. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

The date of this prospectus is October __, 2006.

ITEM 3.  SUMMARY INFORMATION AND RISK FACTORS

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our Common Stock. You should read the entire prospectus, including "Risk Factors" and the consolidated financial statements and the related notes before making an investment decision.

In this prospectus, the "Company" and terms such as "we," "us" and "our," refer to Intelligent Buying, Inc., a California corporation.

About Intelligent Buying, Inc.

Intelligent Buying, Inc. was incorporated in the State of California on March 22, 2004.  On March 22, 2004, the Company issued 10,000 shares of the Company’s common stock (an aggregate of 20,000 shares) to its founders, Eugene Malobrodsky and David Gorodyansky for a cash consideration of $200.  On March 22, 2006, the Company issued 1,250,000 shares of its Preferred Stock to each of Eugene Malobrodsky and David Gorodyansky (2,500,000 Preferred Shares in the aggregate) in exchange for the 20,000 shares of the Company’s common stock which had been previously issued.  The 2,500,000 issued and outstanding Preferred Shares are convertible into 5,000,000 shares of the Company’s common stock.

The Company has been engaged since 2004 in the business of asset management and sales of high-end computerized networking equipment to emerging high technology companies.  The focus of the Company’s business is to facilitate the liquidation of high-end networking equipment and information technology assets by businesses which are ceasing operations and to resell these assets to evolving technology companies at a fraction of the original cost.  The Company sells products which include servers with multiple CPU’s, web servers, desktop and laptop computers, enterprise level switching equipment and routers.  In this respect, the Company provides a valuable service to both the financial stakeholders of the selling businesses and the purchasers.

The Company is located in the heart of Silicon Valley, in close proximity to a number of prominent venture capital firms located in Menlo Park, CA.  This proximity permits us to have face-to-face contact with these firms, which are the principal funding mechanism for the information technology industry.  Venture funds comprise the Company’s most important contact with business opportunities.  The principal categories of equipment sold by the Company comprise servers with multiple CPU’s, web servers, desktop and laptop computers, enterprise level switching equipment and routers.  The Company also has a major focus on the evolving Voice Over Internet Protocol (“VOIP”) industry and seeks to become a major provider of switches, routers and related information technology for this industry.  To date, the principal focus of the Company has been Silicon Valley.  In the future, the Company intends to expand nationally, and ultimately, internationally.

The Offering

The shares being offered for resale under this prospectus consist entirely of the outstanding shares of our common stock held by the selling stockholders identified herein.  Said shares comprise approximately 43.8% of the issued and outstanding shares of common stock of the Company (not including the common share equivalents of any issued and outstanding preferred shares.

Shares of common stock offered by us:   None

Shares of common stock which may be sold by the selling stockholders: 389,533

Use of proceeds: We will not receive any proceeds from the resale of shares offered by the selling stockholders hereby, all of which proceeds will be paid to the selling stockholders.

Risk factors: The purchase of our common stock involves a high degree of risk. You should carefully review and consider "High Risk Factors".

Selling stockholders will sell at a fixed price of $.75 until our common shares are quoted on the Over-The-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices. See "Plan of Distribution."

Trading Market:   None

RISK FACTORS

You should be aware that there are various risks to an investment in our common stock, including those described below. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide to invest in shares of our common stock.

RISKS RELATING TO THE BUSINESS

WE HAVE NO PROFITABLE OPERATING HISTORY AND MAY NEVER ACHIEVE PROFITABILITY.

The Company commenced operations in 2004 and to date has operated on a relatively small scale.  Through December 31, 2005, the Company has an accumulated deficit of $58,708, notwithstanding the fact that the founders and principal officers of the Company have worked without salary and the Company has operated with minimal overhead. We are an early stage company and have a limited history of operations and have not generated meaningful revenues from operations since our inception. We are faced with all of the risks associated with a company in the early stages of development. Our business is subject to numerous risks associated with a relatively new, low-capitalized company engaged in our business sector. Such risks include, but are not limited to, competition from well-established and well-capitalized companies, technological obsolescence and unanticipated difficulties regarding the marketing and sale of our inventory. There can be no assurance that we will ever generate significant commercial sales or achieve profitability. Should this be the case, our common stock could become worthless and investors in our common stock or other securities could lose their entire investment.

DEPENDENCE UPON THE FOUNDERS, WITHOUT WHOSE SERVICES COMPANY BUSINESS OPERATIONS COULD CEASE

At this time, the sole officers and directors of the Company are the founders, Eugene Molobrodsky and David Gorodyansky, who are wholly responsible for the development and execution of our business.  The founders are under no contractual obligation to remain employed by us, although neither has any intent to leave. If either of the founders should choose to leave us for any reason before we have hired additional personnel our operations may fail. Even if we are able to find additional personnel, it is uncertain whether we could find qualified management who could develop our business along the lines described herein or would be willing to work for compensation the Company could afford.  Without such management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment

CONCENTRATED CONTROL RISKS; SHAREHOLDERS COULD BE UNABLE TO CONTROL OR INFLUENCE KEY CORPORATE ACTIONS OR EFFECT CHANGES IN THE COMPANY’S BOARD OF DIRECTORS OR MANAGEMENT

Our founders, Eugene Malobrodsky and David Gorodyansky, each own 1,250,000 shares of our preferred stock, which is convertible into an aggregate of 5,000,000 shares of common stock. Assuming conversion of all shares of preferred stock, Messrs. Malobrodsky and Gorodyansky would hold approximately 73% of the Company’s common stock.  Prior to such conversion, Messrs. Malobrodsky and Gorodyansky control shares representing approximately 73% of the voting control of the Company.  In addition, Messrs. Malobrodsky and Gorodyansky are the sole officers and directors of the Company. Messrs. Malobrodsky and Gorodyansky therefore have the power to make all major decisions regarding our affairs, including decisions regarding whether or not to issue stock and for what consideration, whether or not to sell all or substantially all of our assets and for what consideration and whether or not to authorize more stock for issuance or otherwise amend our charter or bylaws. They are in a position to elect all of our directors and to dictate all of our policies.  All of these actions could adversely affect the value of investors’ shares or investors in our common stock or other securities could lose their entire investment.

LACK OF EMPLOYMENT AGREEMENTS WITH KEY MANAGEMENT RISKING POTENTIAL OF THE LOSS OF THE COMPANY’S TOP MANAGEMENT

We do not currently have employment agreements with either of Messrs. Malobrodsky and Gorodyansky or key man insurance on the life of either of them. Our future success will depend in significant part on our ability to retain and hire key management personnel. Competition for such personnel is intense and there can be no assurance that we will be successful in attracting and retaining such personnel.  Without such management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

LACK OF ADDITIONAL WORKING CAPITAL MAY CAUSE CURTAILMENT OF ANYEXPANSION PLANS WHILE RAISING OF CAPITAL THROUGH SALE OF EQUITY SECURITIES WOULD DILUTE EXISTING SHAREHOLDERS PERCENTAGE OF OWNERSHIP

We do not anticipate that our available capital resources will be adequate to fund our working capital requirements based upon our present and anticipated level of operations for the 12-month period commencing January 1, 2006. Unless we are able to access additional capital, we may not be able to expand our business and execute our business plan.  Additional capital is required to purchase inventory, which is the life blood of our business. A shortage of such capital would affect our ability to fund our working capital requirements or expand operations. If we require additional capital, funds may not be available on acceptable terms, or at all.  In addition, if we raise additional capital through the sale of equity securities (or seek acquisition through security issuances), the issuance of these securities would dilute existing shareholders. If funds are not available, this could materially adversely affect our financial condition and results of operations by not allowing us to expand our business (although we have not, to date, identified or targeted any firms for acquisition).  Without such additional working capital, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

WE DO NOT PRESENTLY HAVE A TRADITIONAL CREDIT FACILITY WITH A FINANCIAL INSTITUTION. THIS ABSENCE MAY ADVERSELY IMPACT OUR OPERATIONS.

We do not presently have a traditional credit facility with a financial institution. The absence of a traditional credit facility with a financial institution could adversely impact our operations. If adequate funds are not otherwise available, we may be required to delay, scale back or eliminate portions of our operations and product development efforts.  Without such credit facilities, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

OUR INABILITY TO SUCCESSFULLY ACHIEVE A CRITICAL MASS OF SALES COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

No assurance can be given that we will be able to successfully achieve a critical mass of sales in order to cover our operating expenses and achieve sustainable profitability.  Without such critical mass of sales, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

MANY COMPANIES WITH GREATER RESOURCES AND OPERATING EXPERIENCE OFFER TECHNOLOGY SIMILAR TO THE PRODUCTS WE SELL. THESE COMPANIES COULD SUCCESSFULLY COMPETE WITH US ANDNEGATIVELY AFFECT OUR OPPORTUNITY TO ACHIEVE PROFITABILITY.

We operate in a competitive industry with many established and well-recognized competitors. In particular, Cisco Systems maintains a dominant position in the network switching industry and they compete directly with us with respect to the Cisco and other brand-name products we sell. We also compete with Extreme Networks, Juniper Networks, F5 Networks, Nortel Networks, Enterasys Networks, 3Com, Huawei Technologies, Force 10 Networks, and Actel, among others.

Most of our competitors (including all of the competitors referenced above) have substantially greater market leverage, distribution networks, and vendor relationships, longer operating histories and industry experience, greater financial, technical, sales, marketing and other resources, more name recognition and larger installed customer bases than we do and potentially may react strongly to our marketing efforts. In addition, many competitors exist who, because of their substantial resources, distribution relationships and customer base, could temporarily drop prices to be more competitive with our Company. Other competitive responses might include, without limitation, intense and aggressive price competition and offers of employment to our key marketing or management personnel. There can be no assurance that we will be successful in the face of increasing competition from existing or new competitors, or that competition will not have a material adverse effect on our business, financial condition and results of operations.  If we are not successful in competing with our competitors, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

OUR SALES AND MARKETING EFFORTS HAVE YIELDED LIMITED REVENUES AND THERE CAN BE NO ASSURANCE THAT OUR FUTURE SALES AND MARKETING EFFORTS WILL LEAD TO SALES OF OUR PRODUCTS.

Our sales and marketing efforts have yielded limited revenues to date and we believe we will have to significantly expand our sales and marketing capabilities in order to establish sufficient awareness to launch broader sales of our products and support services. There can be no assurance that we will be able to expand our sales and marketing efforts to the extent we believe necessary or that any such efforts, if undertaken, will be successful in achieving substantial sales of our products or support services.  If we are unable to expand our sales and marketing efforts, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

THE INDUSTRY OF NETWORK SWITCH PRODUCTS IS SUBJECT TO RAPID TECHNOLOGICAL CHANGE. OUR INVENTORY OF PRODUCTS COULD BECOME OBSOLETE AT ANY TIME AND OUR LIMITED CAPITAL PROHIBITS US FROM DEVOTING A SIGNIFICANT AMOUNT OF RESOURCES TO REPLACEMENT OF SUCH INVENTORY.

Evolving technology, updated industry standards, and frequent new product and service introductions characterize the network switching market, which represents one of our principal markets. Our current inventory could become obsolete at any time. Competitors could develop new products similar to or better than those in our inventory, which would render our inventory obsolete or significantly impact the value of our inventory. In order to be competitive, we must continue to acquire new products that offer state of the art technology at lower price points than our competitors.  If we are unable to provide state-of-the-art products for sale, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

THE AVERAGE SELLING PRICES OF OUR PRODUCTS, AND OUR GROSS MARGINS RESULTING FROM THE SALE OF SUCH PRODUCTS, MAY DECLINE AS A RESULT OF COMPETITIVE PRESSURES, INDUSTRY TRENDS AND OTHER FACTORS.

The network industry has experienced an erosion of the average product selling prices due to a number of factors, particularly competitive and macroeconomic pressures and rapid technological advancements. Our competitors have and will likely continue to lower sales prices from time to time in order to gain market share or create more demand. We may have to reduce the sales prices of our products in response to such intense pricing competition, which could cause our gross margins to decline and may adversely affect our business, operating results or financial condition.  If we cannot maintain adequate profit margins on the sales of our products, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

OUR SUCCESS IS SUBSTANTIALLY DEPENDENT ON GENERAL ECONOMIC CONDITIONS AND BUSINESS TRENDS, PARTICULARLY IN THE INFORMATION TECHNOLOGY INDUSTRY, A DOWNTURN OF WHICH COULD ADVERSELY AFFECT OUR OPERATIONS.

The success of our operations depends to a significant extent upon a number of factors relating to business spending. These factors include economic conditions such as employment rates and labor supply, general business conditions, cost of goods and materials, inflation, interest rates and taxation. Our business is affected by the general condition and economic stability of our customers as well as our vendors, suppliers and partners and their continued willingness to work with us in the future. Our business is particularly sensitive to information technology ("IT") spending patterns and preferences. There can be no assurance that IT spending will not be adversely affected by general business trends and economic conditions, thereby impacting our growth, net sales and profitability.  An overall decline in the demand for information technology spending could cause a reduction in our sales and the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

OUR FAILURE TO MANAGE GROWTH EFFECTIVELY COULD IMPAIR OUR SUCCESS.

In order for us to expand successfully, management will be required to anticipate the changing demands of a growth in operations, should such growth occur, and to adapt systems and procedures accordingly. There can be no assurance that we will anticipate all of the changing demands that a potential expansion in operations might impose. If we were to experience rapid growth, we might be required to hire and train a large number of sales and support personnel, and there can be no assurance that the training and supervision of a large number of new employees would not adversely affect the high standards that we seek to maintain. Our future will depend, in part, on our ability to integrate new individuals and capabilities into our operations, should such operations expand in the future, and there can be no assurance that we will be able to achieve such integration. We will also need to continually evaluate the adequacy of our management information systems, including our web site. Failure to upgrade our information systems or unexpected difficulties encountered with these systems during an expansion in our operations (should such an expansion occur) could adversely affect our business, financial condition and results of operations.

CHANGES IN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION, CASH FLOWS, REVENUE AND RESULTS OF OPERATIONS.

We are subject to changes in and interpretations of financial accounting matters that govern the measurement of our performance. Based on our reading and interpretations of relevant guidance, principles or concepts issued by, among other authorities, the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the United States Securities and Exchange Commission, our management believes that our current contract terms and business arrangements have been properly reported. However, there continue to be issued interpretations and guidance for applying the relevant standards to a wide range of contract terms and business arrangements that are prevalent in the industries in which we operate. Future interpretations or changes by the regulators of existing accounting standards or changes in our business practices could result in future changes in our revenue recognition and/or other accounting policies and practices that could have a material adverse effect on our business, financial condition, cash flows, revenue and results of operations.

WE HAVE BEEN SUBJECT TO A GOING CONCERN OPINION FROM OUR INDEPENDENT AUDITORS

Our independent auditors have added an explanatory paragraph to their audit issued in connection with the financial statements for the period ended December 31, 2005, relative to our ability to continue as a going concern.  While we had positive working capital of $51,087 as of March 31, 2006, we had an accumulated deficit of $178,425 incurred  through  March 31,  2006 and recorded a loss of $24,031 for the fiscal year ended December 31, 2005.  Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.  Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business. As such we may have to cease operations and investors could lose their entire investment.

RISKS RELATED TO THIS OFFERING

THERE IS CURRENTLY NO MARKET FOR OUR SECURITIES AND THERE CAN BE NOASSURANCE THAT ANY MARKET WILL EVER DEVELOP OR THAT OUR COMMON STOCK WILL BE LISTED FOR TRADING

Prior to the date of this prospectus, there has not been any established trading market for our common stock and there is currently no market for our securities. We will seek to have a market maker file an application with the NASD on our behalf to list the shares of our common stock on the NASD OTC Bulletin Board ("OTCBB") or similar quotation service when we have a sufficient number of shareholders, if ever. There can be no assurance as to whether such market makers application will be accepted or, if accepted, the prices at which our common stock will trade if a trading market develops, of which there can be no assurance. We are not permitted to file such application on our own behalf. Until our common stock is fully distributed and an orderly market develops, (if ever) in our common stock, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of the Company and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our Common stock. Owing to the anticipated low price of the securities, many brokerage firms may not be willing to effect transactions in the securities. See "Broker-dealers may be discouraged from effecting transactions in our common stock because they are considered a penny stock and are subject to the penny stock rules.”

NO ESTABLISHED MARKET PRICE FOR THE SHARES

Currently, there is no established market for our stock.  As a result, the price at which you purchase shares of common stock may not be indicative of the price of our stock that will prevail in the trading market. You may be unable to sell your shares of common stock at or above your purchase price, which may result in substantial losses to you. Moreover, in the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and divert management's attention and resources.

SHARES OF OUR COMMON STOCK ELIGIBLE, OR TO BECOME ELIGIBLE, FOR PUBLIC SALE COULD ADVERSELY AFFECT OUR STOCK PRICE AND MAKE IT DIFFICULT FOR US TO RAISE ADDITIONAL CAPITAL THROUGH SALES OF EQUITY SECURITIES.

We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of common stock for sale will have on the market price prevailing from time to time. As of this date, the major portion of our outstanding securities are restricted under the Securities Act of 1933, as amended.  We also have outstanding Series A Convertible Preferred Stock which will convert into approximately 5,000,000 shares of common stock. Sales of shares of our common stock in the public market, or the perception that sales could occur, could adversely affect the market price of our common stock. Any adverse effect on the market price of our common stock could make it difficult for us to raise additional capital through sales of equity securities at a time and at a price that we deem appropriate.

BROKER-DEALERS MAY BE DISCOURAGED FROM EFFECTING TRANSACTIONS IN OUR COMMON STOCK SHARES BECAUSE THEY MAY BE CONSIDERED A “PENNY STOCK” AND ARE SUBJECT TO THE APPLICABLE PENNY STOCK RULES

Rules 15g-1 through 15g-9 promulgated under the Exchange Act impose sales practice and disclosure requirements on certain brokers-dealers who engage in certain transactions  involving a “penny stock.”  Subject to certain exceptions, a penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. There is currently no established price quotation for our shares, however, we expect that initial quotations will not exceed $5.00 and there is the possibility that the quoted shares price may never exceed $5.00, and that our common stock will be deemed penny stock for the purposes of the Exchange Act.  The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market liquidity of the stock and impede the sale of our stock in the secondary market.  Specifically, any broker-dealer selling penny stock to anyone other than an established customer or “accredited investor,” generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse, must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.  In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the United States Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt.  A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities.  Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

WE HAVE NEVER PAID ANY DIVIDENDS AND DO NOT INTEND TO DO SO IN THE FUTURE

We have never paid a dividend to our shareholders, and we intend to retain our cash for the continued development of our business. We do not intend to pay cash dividends on our common stock in the foreseeable future.  As a result, your return on investment will be solely determined by your ability to sell your shares in a secondary market.

FOR ALL OF THE FOREGOING REASONS AND OTHERS SET FORTH HEREIN, AN INVESTMENT IN THE COMPANY'S SECURITIES IN ANY MARKET WHICH MAY DEVELOP IN THE FUTURE INVOLVES A HIGH DEGREE OF RISK.

WHERE YOU CAN FIND MORE INFORMATION

We have filed this registration statement on Form SB-2 in connection with the offering of the common stock by selling shareholders with the U.S. Securities and Exchange Commission.  This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement.  Some information is omitted and you should refer to the registration statement and its exhibits.  With respect to references made in this prospectus to any contract, agreement or other document of our, such references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.  You may review a copy of the registration statement, including exhibits, at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0030.  Our SEC filings and the registration statement can also be reviewed by accessing the SEC’s Web site at http://www.sec.gov, which contains reports, information statements and other information regarding registrants that file electronically with the SEC.

You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

Intelligent Buying, Inc.

260 Santa Ana Court

Sunnyvale, CA 94085

(408) 744-1002

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this prospectus contain some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, including, in particular, future sales, product demand, competition and the effect of economic conditions include forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures, distribution channels profitability, new products, adequacy of funds from operations, these statements and other projections and statements contained herein expressing general optimism about future operating results and non-historical information, are subject to several risks and uncertainties, and therefore, we can give no assurance that these statements will be achieved.  Investors are cautioned that our forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections and may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

 We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we make in our Form 10-KSB, Form 10-QSB and Form 8-K reports to the SEC. Also note that we provide a cautionary discussion of risk and uncertainties under the caption "Risk Factors" in this prospectus. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those listed here could also adversely affect us.

ITEM 4.  USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of the common stock offered by the selling stockholders. We are registering all 389,533 of our currently outstanding shares of common stock for resale to provide the holders thereof with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

ITEM 5.  DETERMINATION OF OFFERING PRICE

There is no established public market for the common equity being registered. The Company has utilized the price of the most recent sales transaction.  The shares being registered were sold during March 2006.  Accordingly, in determining the offering price, the Company has utilized the actual cash price paid by the purchasers of the shares being registered, $.75 per share.

ITEM 6.  DILUTION

In view of the fact that all shares which are the subject of this registration are selling shareholder shares which are presently issued and outstanding, and no new shares are to being issued in connection therewith, there will be no dilution as a result of this offering.

ITEM 7.  SELLING SECURITY HOLDERS

All shares offered under this prospectus may be sold from time to time for the account of the selling stockholders named in the following table. The table also contains information regarding each selling stockholder's beneficial ownership of shares of our common stock as of March 31, 2006.

Selling Security Holders	Current Shares Owned Before Offering	Shares Being Offered	Amount To Be Owned After Offering Complete	Relationship To the Company Or Affiliates
Sophia Malobrodsky (1)	253,333	253,333	0	10% Holder
Elizabeth Theriot (3)	4,000	4,000	0	Stockholder Only
Marc E. Hoag (3)	1,334	1,334	0	Stockholder Only
Peter Hoag (3)	4,000	4,000	0	Stockholder Only
Tatyana Dolgin (3)	1,000	1,000	0	Stockholder Only
James Lawrence (3)	1,333	1,333	0	Stockholder Only
Eugene Sterenzat (3)	4,000	4,000	0	Stockholder Only
Vladimir Emakov (3)	4,000	4,000	0	Stockholder Only
Laurence Nathanson (3)	4,000	13,333	0	Stockholder Only
Michael Hill (3)	4,000	800	0	Stockholder Only
Igor Vainshtain (3)	4,000	533	0	Stockholder Only
Era Zelenko (3)	4,000	400	0	Stockholder Only
Howard Weiss (3)	4,000	4,000	0	Stockholder Only
Ilya Perlov (2)	20,400	20,400	0	Stockholder Only
Ruth Weiss (3)	4,000	4,000	0	Stockholder Only
Valentia Properties, Inc. (3) (4)	4,000	4,000	0	Stockholder Only
Tyler International, Inc. (3) (5)	4,000	4,000	0	Stockholder Only
Costa Azul Alliance, SA (3) (6)	4,000	4,000	0	Stockholder Only
Westhaven Properties, Inc. (3) (7)	4,000	4,000	0	Stockholder Only
Granada Enterprises, Inc. (3) (8)	4,000	4,000	0	Stockholder Only
Miraflores Corp. (3) (9)	4,000	4,000	0	Stockholder Only
Red Springs Trading Corp. (3) (10)	4,000	4,000	0	Stockholder Only
Dennton Financial Limited (3) (11)	4,000	4,000	0	Stockholder Only
Palmbrook Holdings, SA (3) (12)	4,000	4,000	0	Stockholder Only
Abram H. Cohen (3)	4,000	4,000	0	Stockholder Only

Rachel Cohen (3)	4,000	4,000	0	Stockholder Only
Andrey Litin (3)	400	400	0	Stockholder Only
Dmitry Kondratyev (3)	667	667	0	Stockholder Only
Gila Cohen (3)	4,000	4,000	0	Stockholder Only
Avi Cohen (3)	4,000	4,000	0	Stockholder Only

Rachel Blass (3)	4,000	4,000	0	Stockholder Only
Miriam Blass (3)	4,000	4,000	0	Stockholder Only
Royce Diener (3)	4,000	4,000	0	Stockholder Only
Elie Jeidel (3)	4,000	4,000	0	Stockholder Only
Sheldon Leibenstein (3)	4,000	4,000	0	Stockholder Only
	Totals	389,533	389,533

(1) Sophia Malobrodsky acquired her shares by the exchange of the outstanding balance of a promissory note from the Company in her favor with an outstanding balance of $38,000 ($0.15 per share).  Mrs. Malobrodsky is the mother of Eugene Malobrodsky.

(2) Ilya Perlov acquired 20,000 of his shares by the exchange of the outstanding balance of a promissory note from the Company in his favor with an outstanding balance of  $3,000 ($0.15 per share).  The remaining 400 shares were purchased for $0.75 per share in the Company’s offering of shares completed March 31, 2006.

(3) Acquired shares at $0.75 per share in the Company’s offering of shares completed March 31, 2006.

(4) Chiara Rivetti has voting and investment control over the shares held by Valentia Properties, Inc.

(5) Tyler Bianchini has voting and investment control over the shares held by Tyler International, Inc.

(6) Etienne F. Elek has voting and investment control over the shares held by Costa Azul Alliance, SA

(7) Hollo Erzsebet has voting and investment control over the shares held by Westhaven Properties, Inc.

(8) Barbara Azzurini has voting and investment control over the shares held by Granada Enterprises, Inc.

(9) Dr. Edit Kocsis has voting and investment control over the shares held by Miraflores Corp.

(10)  Peter Kovacs has voting and investment control over the shares held by Red Springs Trading Corp.

(11)  Ursula Assurini has voting and investment control over the shares held by Denton Financial Limited.

(12)  Domenico Bardelli has voting and investment control over the shares held by Palmbrook Holdings, SA

None of the Selling Security Holders are broker/dealers or affiliates of broker/dealers.

Selling stockholders will sell at a fixed price of $.75 until our common shares are quoted on the Over-The-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.

ITEM 8.  PLAN OF DISTRIBUTION

The selling stockholders may offer the shares at various times in one or more of the following transactions:

• on any market that might develop;

• in transactions other than market transactions;

• by pledge to secure debts or other obligations;

• if a market should develop. in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and  in settlement of other transactions in standardized or over-the-counter options;

• purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

• in a combination of any of the above.

Each of the selling stockholders will sell at a fixed price of $.75 per share until our common shares are quoted on the Over-The-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.

The selling stockholders may use broker-dealers to sell shares. If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares for whom they have acted as agents.

Affiliates and/or promoters of the Company who are offering their shares for re-sale and any broker-dealers who act in connection with the sale of the shares hereunder will be deemed "underwriters" of the offering within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

We will pay all expenses incident to the registration, offering and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers or agents. We also agreed to indemnify the selling stockholders and certain related persons against certain liabilities, including liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

This offering will terminate on the earlier of (a) the date on which the shares are eligible for resale without restrictions pursuant to Rule 144 under the Securities Act or (b) the date on which all shares offered by this prospectus have been sold by the selling stockholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this Prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this Prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to so deliver copies of this Prospectus or any related prospectus supplement.

DIVIDEND POLICY

We have never paid a cash dividend on our common stock and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our Board of Directors, in its discretion, may consider relevant.

ITEM 9.  LEGAL PROCEEDINGS

None.

ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth information with respect to our directors and executive officers.

Name                                   Age           Position

--------------------------          -------       ---------------------------------------

Eugene Malobrodsky            24            Chief Executive Officer, Secretary and Director

David Gorodyansky              24            President, Chief Operating Officer

  And Chief Financial Officer and Director

David Gorodyansky.   Founded Intelligent Buying Inc. in 2004.  From August 2001 through May 2002, he served as a Sr. Strategy Manager with Fulcrum Management.  In May 2002, he commenced the business which was the predecessor of Intelligent Buying, Inc. as a partnership with Eugene Malobrodsky.  This business became Intelligent Buying, Inc. in March 2004 and he has continued as Director, President, Chief Operating Officer and Chief Financial Officer of Intelligent Buying through the present date.  David is a member of the Society of Competitive Intelligence Professionals and an advisor on the Technology Expert Council to Gavin Newsom, the mayor of San Francisco.  He was also is the Co-Founder and currently serves as President of AnchorFree Wireless Inc., which operates Wi-Fi networks in San Francisco and Palo Alto, California.

Eugene Malobrodsky, Founded Intelligent Buying Inc. in 2004 and was active in initially funding and growth of the company.  From September 2000 through August 2001, he served as Information Technology Director of Web Ever, Inc.  From September 2001 through June 2002, he served as Sales Manager for Unix Surplus.  In May 2002, he commenced the business which was the predecessor of Intelligent Buying, Inc. as a partnership with David Gorodyansky.  This business became Intelligent Buying, Inc. in March 2004 and he has continued as Director, Chief Executive Officer and Secretary of Intelligent Buying through the present date.  He is currently in charge of technical operations and strategy planning.  He also currently serves as a Senior Vive President of AnchorFree Wireless, Inc., which operates Wi-Fi networks in San Francisco and Palo Alto, California.

Messrs. Gorodyansky and Malobrodsky currently each devote approximately five to ten hours per week to the business of Intelligent Buying, Inc.

Committees of the Board of Directors

Messrs Malobrodsky and Gorodyansky are is currently our only directors. Concurrent with having sufficient members and resources, the board of directors will establish an audit committee and a compensation committee. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage the stock option plan and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees.

All directors will be reimbursed by the Company for any expenses incurred in attending directors' meetings provided that the Company has the resources to pay these fees. The Company will consider applying for officers and directors liability insurance at such time when it has the resources to do so.

Audit Committee and Audit Committee Financial Expert

We do not currently have an audit committee financial expert, nor do we have an audit committee. Our entire board of directors, which currently consists of Messrs. Malobrodsky and Gorodyansky, handle the functions that would otherwise be handled by an audit committee. We do not currently have the capital resources to pay director fees to a qualified independent expert who would be willing to serve on our board and who would be willing to act as an audit committee financial expert. As our business expands and as we appoint others to our board of directors we expect that we will seek a qualified independent expert to become a member of our board of directors. Before retaining any such expert our board would make a determination as to whether such person is independent.

Code of Ethics

On March 1, 2006, our board of directors adopted a code of ethics that our principal financial officer, principal accounting officer or controller and any person who may perform similar functions is subject to.  Currently, Messrs. Malobrodsky and Gorodyansky are the only officers and directors of the company who are subject to the Code of Ethics.  If we retain additional officers in the future to act as our principal financial officer, principal accounting officer, controller or persons serving similar functions, they would become subject to the Code of Ethics. The Code of Ethics does not indicate the consequences of a breach of the code. If there is a breach, the board of directors would review the facts and circumstances surrounding the breach and take action that it deems appropriate, which action may include dismissal of the employee who breached the code. Currently, since Messrs. Malobrodsky and Gorodyansky serve as the sole directors and officers, they are responsible for reviewing his own conduct under the Code of Ethics and determining what action to take in the event of his own breach of the Code of Ethics. A copy of the code of ethics appears as Exhibit 14.1 to this registration statement.

ITEM 11.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

As of July 31, 2006, we had 889,533 shares of common stock outstanding which are held by 39 shareholders. In addition, we had 2,500,000 shares of preferred stock issued and outstanding, which, upon conversion, will become 5,000,000 shares of common stock.  The chart below sets forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have, or to claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of March 31, 2006; of all directors and executive officers of the Company; and of our directors and officers as a group.

Common Stock:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Sophia Malobrodsky 10 San Clemente Way Mountain View, CA 94043 (1)	253,333	28.48%

Altitude Group, LLC 2264 82nd St. Brooklyn, NY 11214 (5)	500,000	56.21%
Eugene Malobrodsky 10166 Danube Dr Cupertino CA, 95014	0 (2)	0.00% (2)
David Gorodyansky 362 Orchard Sunnyvale, CA 94085	0 (3)	0.00% (3)
Officers and Directors as a group (2 persons)	0 (4)	0.00% (4)

.

1.  Sophia Malobrodsky is the mother of Eugene Malobrodsky.

2.  Eugene Malobrodsky holds 1,250,000 shares of preferred stock which is convertible into 2,500,000 shares of common stock.  Assuming the conversion of all preferred stock to common stock, his shares would comprise 42.44% of all issued and outstanding common shares.

3.  David Gorodyansky holds 1,250,000 shares of preferred stock which is convertible into 2,500,000 shares of common stock.  Assuming the conversion of all preferred stock to common stock, his shares would comprise 42.44% of all issued and outstanding common shares.

4,  In the aggregate, Eugene Malobrodsky and David Gorodyansky, the sole officers and directors of the Company, hold 2,500,000 shares of preferred stock which is convertible into 5,000,000 shares of common stock.  Assuming the conversion of all preferred stock to common stock, these shares would comprise 84.9% of all issued and outstanding common shares.

5.  Michael Kreizman, M.D. has voting and investment control over the shares held by Altitude Group, LLC

Preferred Stock:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class

Eugene Malobrodsky 10166 Danube Dr Cupertino CA, 95014	1,250,000	50.00%
David Gorodyansky 362 Orchard Sunnyvale, CA 94085	1,250,000	50.00%

Officers and Directors as a group (2 persons)	2,500,000	100.00%

ITEM 12.  DESCRIPTION OF SECURITIES

Introduction

Our articles of incorporation originally authorized the issuance of 25,000 shares of common stock, no par value.  On March 22, 2006, we amended our articles of incorporation to authorize the issuance of 50,000,000 shares of common stock, $0.001 par value and 25,000,000 shares of preferred stock, par value $0.001. (see Exhibit 3.1)  On March 22, 2006, we also filed a Certificate of Determination with the Secretary of State of the State of California creating a series of preferred stock comprising 5,000,000 shares of Series A Convertible Preferred Stock, par value $0.001, and designating the rights and preference relating thereto. (see Exhibit 4.2).

Preferred Stock

Our articles of incorporation, as amended, authorize the issuance of 25,000,000 shares of preferred stock with designations, rights and preferences as detailed in the Certificate of Determination filed with the Secretary of State of California on March 22, 2006. (See Exhibit 4.2).  At September 30, 2006, the Company had 3,000,000 shares of preferred stock issued and outstanding.  The following is a list of significant designations, rights and preference of the presently issued preferred shares:

• Each holder shall have two votes for each share of preferred stock

• Liquidation preference

• Convertible at the option of the holder into two shares of common stock at any time following the effective date of the first registration statement filed by the Company with the U.S. Securities and Exchange Commission.  All unconverted shares of preferred stock shall automatically convert into two shares of common stock on the earlier to occur of April 1, 2008 or any change in control (as in the Certificate of Determination).

Additionally, from time to time our Board of Directors may designate additional classes of preferred stock with designations, rights and preferences to be determined by the Company’s board of directors. The issuance of the preferred stock and additional shares of the preferred stock in the future could adversely affect the rights of the holders of the common stock.

With respect to such preferred shares, our Board of Directors may determine, without further vote or action by our stockholders:

• the number of shares and the designation of the series;

• whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

• whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

• whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

• whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

• the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not presently have plans to issue any additional shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock

Our articles of incorporation, as amended, authorize the issuance of 50,000,000 shares of common stock.   There are 889,533 shares of our common stock issued and outstanding at September 30, 2006, which shares are held by thirty-four shareholders.

The holders of our common stock:

• have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of  directors;

• are entitled to share ratably in all of the assets available for  distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

• do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

• are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

Authorized but Un-issued Capital Stock

California law does not require stockholder approval for any issuance of authorized shares. However, the marketplace rules of the NASDAQ, which would apply only if our common stock were listed on the NASDAQ, require stockholder approval of certain issuances of common stock equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of common stock, including in connection with a change of control of the Company, the acquisition of the stock or assets of another company or the sale or issuance of common stock below the book or market value price of such stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters

As a California corporation, we are subject to the California Corporation Code ("California law"). Certain provisions of California law creates rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Dissenters' Rights.

Among the rights granted under California law which might be considered as material is the right for shareholders to dissent from certain corporate actions and obtain payment for their shares (see California Corporation Code §§ 1300-1313). This right is subject to exceptions, summarized below, and arises in the event of mergers or plans of exchange. This right normally applies if shareholder approval of the corporate action is required either by Delaware law or by the terms of the articles of incorporation.

Inspection Rights.

California law also specifies that certain shareholders are to have the right to inspect company records. This right extends to any person or persons holding, or authorized in writing by the holders of, at least 5% of our outstanding shares. Shareholders having this right are to be granted inspection rights upon five days' written notice. (see California Corporation Code §§ 1600-1605.

Transfer Agent

The Transfer Agent for our common stock is Computershare Trust Company, 350 Indiana Street, Suite 800, Golden, CO 80401, telephone number 800-962-4284.

ITEM 13.  INTEREST OF NAMED EXPERTS AND COUNSEL

No “expert” or “counsel” (as the terms are defined in Item 509 of Regulation S-B promulgated under the Securities Act of 1933) was hired on a contingent basis, will receive a direct or indirect interest in the Company or was a promoted, underwriter, voting trustee, director, officer or employee of the Company.

ITEM 14.  DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Company does not currently have any provision for indemnification of directors, officers and controlling persons against liability under the Securities Act in its organizational documents. Notwithstanding, the Company reserves the right to adopt such indemnification provisions in the future consistent with applicable California law.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15.  ORGANIZATION WITHIN LAST FIVE YEARS

See “ITEM 19.  CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS”, below.

ITEM 16.  DESCRIPTION OF BUSINESS

Intelligent Buying, Inc. was incorporated in the State of California on March 22, 2004.  On March 22, 2004, the Company issued 10,000 shares of the Company’s common stock (an aggregate of 20,000 shares) to its founders, Eugene Malobrodsky and David Gorodyansky for a cash consideration of $200.  On March 22, 2006, the Company issued 1,250,000 shares of its Preferred Stock to each of Eugene Malobrodsky and David Gorodyansky (2,500,000 Preferred Shares in the aggregate) in exchange for the 20,000 shares of the Company’s common stock which had been previously issued.

The Company has been engaged since 2004 in the business of asset management and sales of high-end computerized networking equipment to emerging high technology companies.  The focus of the Company’s business is to facilitate the liquidation of high-end networking equipment and information technology assets by businesses which are ceasing operations and to resell these assets to evolving technology companies at a fraction of the original cost.  The Company’s products range from laptop computers to million dollar servers.  In this respect, the Company provides a valuable service to both the financial stakeholders of the selling businesses and the purchasers.

The Company is located in the heart of Silicon Valley and is therefore well-networked with venture capital firms which are the principal funding mechanism for the information technology industry.  Venture funds comprise the Company’s most important contact with business opportunities.  The principal categories of equipment sold by the Company comprise high-end switching and routing equipment.  The manufacturers of equipment sold by the Company are generally also competitors for sales to the same buyers.  The Company also has a major focus on the evolving Voice Over Internet Protocol (“VOIP”) industry and seeks to become a major provider of switches, routers and related information technology for this industry.  To date, the principal focus of the Company has been Silicon Valley.  In the future, the Company intends to expand nationally, and ultimately, internationally.

Our Market

Management believes that there exists a large and growing demand for networking, switching, routers and related information technology equipment in the world market.  We believe that the significant growth in the use of VOIP equipment will continue and will comprise a major part of our business for the foreseeable future.  While Silicon Valley is and has been our principal market, we see substantial demand for our products and services on the U.S. east coast and internationally, particularly in Asia and the ASEAN/India markets.

Market Description

The market for our products and services is highly-fragmented and there is presently no well-organized market for used information technology equipment and the re-marketing of the same.  In this respect, at this time our market niche is essentially a “cottage industry” and our goal is to become the major player in the industry in the same manner as eBay has become the major player in the online auction industry.  Our initial principal focus has been to work with the venture capital community as a vehicle for the orderly disposition of information technology equipment owned by companies which are or have ceased operations and to identify equipment which is required by emerging companies which have a need for this equipment.  While we cannot quantify the gross size of this market, our experience is that this market niche is substantial and that it is largely underserved by entities with a specific focus on it.  As the demand for high-quality information technology equipment grows, we believe that the demand for late-model used equipment will grow concurrently, if not at a faster pace.  We believe that the demand may grow the fastest in markets outside the United States where there is a strong market acceptance for second-hand equipment and the general demand for such equipment has been growing at a faster pace than in the U.S. markets due to extensive outsourcing by American industry.

Competition

Our primary competition is the original manufacturers of the equipment we sell such as Cicso, Sun Microsystems and the like.  Notwithstanding, we believe that we can work in concert with the manufacturers as a clearing house for excess products outside of their normal marketing channels.  Our major competitive advantage is price, as our inventory is generally available to the public at prices which are substantially below the prices for new equipment.  Our inventory is also available for immediate delivery.  We do face competition from other online auction services such as eBay, Overstock.com and uBid.com.  While we believe that our services are superior to these competitors due to our specialized focus on the market, these entities have financial and other resources which are, and will for the foreseeable future be, significantly greater than ours.  We also face competition from many smaller entities and equipment retailers who have acted as brokers for the disposition of second-hand equipment.  Most of these entities deal primarily with local markets and have limited financial resources, which tend to restrict the size and scope of their operations. The Company does not rely upon a single large customer or a high concentration of a few customers. Rather, the Company serves and markets to the general public and relies upon a large number of individual customers to comprise its sales. While the Company does not have a strong reliance on any one or concentration of a few select customers, marketing to the consumer audience may create the need for advertising and marketing to the general public, which may require significant time and expense with no guaranteed return in sales or customers.

Employees

As of September 30, 2006, we had three employees in addition to our founders. We do not anticipate entering into any collective bargaining agreements.

ITEM 17.  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The Company has been engaged since 2004 in the business of asset management and sales of high-end computerized networking equipment to emerging high technology companies.  The focus of the Company’s business is to facilitate the liquidation of high-end networking equipment and information technology assets by businesses which are ceasing operations and to resell these assets to evolving technology companies at a fraction of the original cost.   In this respect, the Company provides a valuable service to both the financial stakeholders of the selling businesses and the purchasers.

SELECTED FINANCIAL DATA:

The following selected financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.

Balance Sheet Data:

                                       As of                  As of

                                  December 31, 2005        December 31, 2004

Assets                              $    40.558            $ 55,607

Liabilities                         $    99,066            $ 90,084

Common Stock 20,000 at

12/31/04 and 12/31/05               $         0            $      0

Additional Paid In Capital          $       200            $    200

Accumulated Deficit                 $   (58,708)           $(34,677)

Total Stockholders' Equity (Deficit)$  (58,508)             $(34,477)

                                     Year Ended             Year Ended

                                  December 31, 2005      December 31, 2004

Statement of Operations Data:

Net Sales                           $  279,103               $   543,717

Operating Expenses                  $  303,134               $   578,394

Net Loss                            $  (24,031)              $   (34,677)

Basic and Diluted Loss Per Share    $    (1.20)              $     (1.73)

Weighted Average Number of Shares

Outstanding                             20,000                    20,000

Our Company is subject to the risks and uncertainties frequently encountered by companies in the highly competitive market for information technology equipment as well as the uncertainty generally associated with the online auction market. These risks include the decline in demand for the Company’s inventory, unavailability of products at prices which will support the Company’s business plan, if at all, pricing compression in the market for new information technology equipment among major manufacturers, inability to provide appropriate service for products sold, lack of funds to purchase new inventory and inability to turn accounts receivable in a timely manner and the inability to maintain and increase the levels of traffic on our online services, among others.

Plan of Operations

a.       General

The extent of our operations over the next twelve (12) months will be determined by our ability to access and purchase new inventory on terms which are attractive in the market and consistent with our business plan.  As we expand our business, this will require a continuing access to additional capital, and there is no guarantee that we will be able to access such capital on terms acceptable to the Company, if at all.  While we cannot predict exactly what our level of activity will be over the next 12 months, past experience leads us to believe that available capital resources will not be adequate to fund working capital requirements for the 12 month period which commenced January 1, 2006.

We will attempt to not incur any cash obligations that we cannot satisfy with known resources, which are currently very limited.

The Company does not believe that period-to-period comparisons of its operating results are necessarily meaningful nor should they be relied upon as reliable indicators of future performance, thus making it difficult to accurately forecast quarterly and annual revenues and results of operations. In addition, our operating results are likely to fluctuate significantly from quarter to quarter, and year-to-year, as a result of several factors, many of which are outside our control, and any of which could materially harm our business. These factors include:

• fluctuations in the demand for high-end information technology equipment such as networking equipment and routers;

• the unpredictability of our success in any new revenue and cost reduction initiatives;

• inability to acquire new inventory on terms which will result in acceptable profit margins on sale;

• obsolescence of our inventory;

• changes in the level of traffic on our website; and

• fluctuations in marketing expenses and technology infrastructure costs.

Our revenues for the foreseeable future will remain primarily dependent on our ability to acquire inventory on a continuing basis and the demand for such information technology equipment in the marketplace and user traffic levels on our website. As aforesaid, future revenues are difficult to forecast. The Company may be unable to adjust spending quickly enough to offset any unexpected increase in demand for the product lines of the Company or a reduction in revenues in a particular quarter or year, which may materially adversely affect our business, financial condition and results of operations.

b.       Expansion Plans

Our initial activities were largely focused on the Silicon Valley market. Since Silicon Valley is the most important information technology market in the United States, we expect that this will be our principal market for the foreseeable future.   Recently, we have enlarged the scope of such activities to the U.S. east coast and we plan to open an office in New York in the reasonably foreseeable future.  Thereafter, and assuming that domestic operations are meeting our business plans, we intend to expand internationally, with particular focus on Asia and the ASEAN/India markets.  This expansion will obviously be subject to our ability to access additional capital and establish contacts and recruit qualified personnel in the new markets.  The raising of such additional capital could be on a basis which is dilutive to our then-existing shareholder base.

c.      Current and Anticipated Expenses

The Company has embarked upon an effort to become a public company and by doing so, has incurred and will continue to incur additional significant expenses for both legal, accounting and related services. Once the Company becomes a public entity, subject to the reporting requirements of the Securities Exchange Act of 1934, there will be ongoing expenses associated with the ongoing professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements as well as costs to be incurred for (i) increased marketing and advertising to support any growth in sales for the Company; (ii) potential to hire additional personnel to manage and expand the Company's operations. Current monthly expenses to run the Company, prior to our choosing to become a public company averaged $20,016.  Since we have undertaken the process of audits and the filing of a registration statement, our average monthly expenses have increased to approximately $23,944 per month. Moving forward, and dependent upon the execution of our business plan, we anticipate that our monthly expenses can increase to $69,000-$85,000 per month within the next twelve months.

d.      Officers’ Compensation and Loans

Neither Mr. Malobrodsky nor Mr. Gorodyansky has received or accrued any compensation to date and has no written contract or any commitment to receive annual compensation. Messrs. Malobrodsky and Gorodyansky have agreed to forego any salary until such time as the Company has sufficient revenues therefore and/or receives sufficient outside financing.

In the past, our founders have advanced funds to the Company as required.  If, and when necessary, our founders may, at their sole option, advance funds to cover additional working capital as deemed necessary. These funds are not expected to exceed $100,000, will be evidenced by a non-interest bearing unsecured corporate note, and will be treated as loans to be repaid, if and when we have the financial resources to do so. The costs associated with this registration statement have been funded by the sales of the common stock which is the subject of this registration.  The Company anticipates that such funds will be more than sufficient to cover such costs.

During fiscal year 2004, Sophia Malobrodsky made a non-interest-bearing loan advance to the Company, payable on demand, in the amount of $38,000.  On March 22, 2006, the outstanding balance of $38,000 was exchanged for 253,333 shares of the Company’s common stock ($0.15 per share).

During fiscal year 2005, Ilya Perlov made a non-interest-bearing loan advance to the Company, payable on demand, in the amount of $3,000.  On March 22, 2006, the outstanding balance of $3,000 was exchanged for 20,000 shares of the Company’s common stock ($0.15 per share).

The Malobrodsky and Perlov notes were issued in fiscal years 2004 and 2005, at a time that there was no market or reasonable value for the Company’s Common Stock.  In order to improve the Company’s net working capital position in advance of the offering of shares in March 2006, the Company approached the note holders with the request that they convert their debt position to equity.  In an arms-length negotiation between the Company and the note holders, the note holders agreed to convert their notes to common stock at a price of $0.15 per share.  While this price represented a discount to the price being offered to new investors, the price was determined to be fair and reasonable on the basis that the note holders were relinquishing their senior debt position for an illiquid position as an equity holder.  From the Company’s standpoint, the exchange meant that the Company would not need to utilize funds raised from new investors to repay existing debt.  The accounting treatment of the exchange was to debit Notes Payable and credit Common Stock par value and Additional Paid-In Capital.

While we cannot predict exactly what our level of activity will be over the next 12 months, past experience leads us to believe that available capital resources will not be adequate to fund working capital requirements for the 12 month period which commenced January 1, 2006.  We will therefore need to access additional capital through the issuance of additional equity and debt securities and other forms of outside funding, including additional loans from officers, directors and shareholders of the Company.  There is no assurance can be accomplished to the necessary extent, if at all. (See "Liquidity").

Liquidity

As of December 31, 2005, we had $2,197 in cash and $3,044 in accounts receivable and a negative net working capital of $58,508.  As of September 30, 2006, we had $44,544 in cash and $1,425 in accounts receivable and a net working capital of $21,506.

From its inception, the Company’s basic business model has been to serve the venture capital community and the information technology firms they fund for both the acquisition of information technology equipment at prices below the factory sale pricing and the disposition/liquidation of such equipment for purposes of recovery of capital investment.  The two aspects of this strategy have been (i) to purchase, at liquidation pricing, computer equipment owned by information technology firms which are either ceasing or reducing operations or are merging with other entities with a resulting duplication of equipment and (ii) to facilitate early stage information technology firms acquisition of computer equipment at prices which are less than the cost of new equipment.  Venture Capital Funds have been the Company’s target market as they are the principal source of funding for companies which would be most likely to utilize the Company’s services.  The key elements of the Company’s strategy are (i) identification of opportunities to acquire equipment, generally in connection with a liquidation of the assets of an information technology company; (ii) acquisition of equipment which has resale value at prices which will facilitate a margin of 40-50% on resale; (iii) access to capital to acquire equipment assets for resale; (iv) resale of the equipment through various channels in a manner which will facilitate a rapid turn-around of funding; (v) to reduce general and administrative expenses to not more than 15-20% of sales revenues and (vi) maintaining lines of communication with entities who would make decisions relating to equipment purchases and divestitures.  While all of the risk factors described in this registration statement apply, the Company believes that its most significant challenge to achievement of viable, long term profitability is access to capital.  The Company is essentially a cash business.  The Company can acquire equipment at the most favorable basis where it can pay cash at the point of purchase.  The Company believes that access to additional capital will enable it to purchase equipment on the most favorable basis and enable the Company to achieve margins within targeted ranges.  The Company’s operating expenses are reasonably predictable as literally all of its sales are on a cash basis through online or other auction-type channels.  Further, the Company’s operating expenses do not tend to vary in relationship to sales volume.  Therefore, the Company believes that as sales volume increases, so should its margin of profit.  Given its current cash position, the Company believes that it can manage expenditures to generate sufficient cash to support its operations for the next twelve months.  In this regard, the Company’s net loss for the three-month period ended June 30, 2006 was $126,378, while net working capital at said date was $21,506.  For the twelve months ended December 31, 2005, the Company used only $8,501 cash.  The major strategic challenge facing the Company is therefore the funding of growth—most particularly, the ability to acquire more inventory for re-sale.  The Company believes that for the foreseeable future, the availability of equipment for purchase in its target markets will significantly exceed its financial resources and that the market for used information technology equipment, both in the U.S. and abroad, will continue to be strong and may even be growing.  While the Company believes that it may be able to access asset-based working capital lending, this would be limited in amount and would only support current liquidity and would not be a viable source of funding for longer term growth.  The Company believes that such funding can only achieved through sale of additional equity.  A critical element of success in raising such funding is the liquidity of the Company’s common stock.  The need for such liquidity is one of the principal reasons why the Company is seeking to become a reporting company and have its shares publicly-traded.  While there are no guarantees that it can be achieved, the Company believes that such funding can be accessed in amounts which will enable the Company to achieve growth in its sales and the achievement of long term profitability.

The potential exists that our available capital resources may not be adequate to fund our working capital requirements based upon our present level of operations for the 12-month period subsequent to January 1, 2006. A shortage of capital would affect our ability to fund our working capital requirements. If we require additional capital, funds may not be available on acceptable terms, if at all. In addition, if we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could dilute existing shareholders. If funds are not available, this could materially adversely affect our financial condition and results of operations.

Historically, we have depended on loans from our principal shareholders and their families and acquaintances to provide us with working capital as required. We do not have any credit facilities or other commitments for debt or equity financing. No assurance can be given that financing, when needed, will be available. To date, we have had discussions with potential sources of additional funding, however, the Company does not currently have any firm commitment with respect thereto.  None of our shareholders is obligated to make any loans or advances to us and there can be no assurance that any of our shareholders will continue making loans or advances to us in the future.

To meet commitments that are greater than 12 months in the future, we will have to operate our business in such a manner as produce positive cash flow and enhance our exposure in the market. There does not currently appear to be any other viable source of long-term financing except that management may consider various sources of debt and/or equity financing if same can be obtained on terms deemed reasonable to management.

Going Concern.  Our independent  auditors  have added an  explanatory  paragraph to their audit issued in connection with the financial  statements  for the period ended December 31, 2005, relative to our ability to continue as a going  concern.  While we had positive working capital of $21,506 as of June 30, 2006, we had an accumulated deficit of $217,962 incurred  through  June 30,  2006 and recorded a loss of $24,031 for the fiscal year ended December 31, 2005.  Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.  Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business.

Results of Operations for Comparative Years Ended December 31, 2005 and December 31, 2004

The following table summarizes the results of operations during the twelve-month period ended December 31, 2005 and for the period from inception (March 22, 2004) through December 31, 2004:

Line Item	12/31/05 (audited)	12/31/04 (audited)	Increase (Decrease)	Percentage Increase (Decrease)

Sales	$279,103	$543,717	($264,614)	(48.7%)
Net loss	(24,031)	(34,677)	(10,446)	(30.7%)
Operating Expenses	303,134	578,394	(275,260)	(47.6%)
Earnings (loss) per share of common stock	(1.20)	(1.73)	0.53	30.6%

Comparisons between Cost of Sales Selling, Administrative and General Expenses for the twelve-month period ended December 31, 2005 and for the period from inception (March 22, 2004) through December 31, 2004 are as follows:

	12 Mos. Ended 12/31/2005	Period Ended 12/31/2004
Cost of Sales	$155,849	$312,408
Ratio of Cost of Sales to Sales	55.8%	57.5%
Selling, General and Administrative Expenses	$147,118	$265,838

We had a net loss of $24,031 for the twelve months ended December 31, 2005 as compared with a net loss of $34,677 for the period from inception (March 22, 2004) through December 31, 2004.  This decreased loss was primarily due to significantly decreased selling, general and administrative expenses while maintaining a relatively stable ratio of cost of sales to sales.

Operating expenses amounted to $303,134 for the twelve ended December 31, 2005 and $578,394 for the period from inception (March 22, 2004) through December 31, 2004.  Among other factors, the decrease in operating expenses was due to the sharing of certain expenses with another company controlled by the officers and directors of the Company and a reduction in selling expenses.  Specifically, the Company has utilized office space, accounting support, data systems and administrative support provided by Anchorfree Wireless, Inc. at no expense to the Company. The Company’s sales in any given period is significantly affected by the working capital the Company has available for the purchase of inventory.  The Company is known in Silicon Valley, California, as a liquidator of used computer equipment.  The principal source of the Company’s business leads are Venture Capital firms who have invested in information technology companies which have either ceased or reduced operations or have gone through a business combination which results in the surviving company having duplicative equipment.

 The Company also generally monitors the information technology industry to identify target companies who might be in the market to liquidate to sell equipment.  The principal limitation on the Company’s ability to purchase equipment is the availability and access to funds to complete the purchase of inventory.  The Company’s sales are at least partially dependent on its ability to acquire inventory.  Simply put, without inventory, the Company has nothing to sell.  While the Company can technically act as a “middle-man” between the entity divesting equipment and the re-sale market without directly purchasing the equipment, it has found that it cannot achieve the margins on sales by so doing that it achieves by purchasing the equipment outright and acting as a principal on the re-sale as opposed to an agent.  During the year ended December 31, 2005 the Company had approximately 49 customers. 2 of these customers accounted individually for more than 10% of total sales.   The significant decrease in Sales for the twelve-month period ended December 31, 2005 is largely the result of the Company’s lack of working capital during that period.

Results of Operations for Comparative 3 and 6-Month Periods Ended June 30,  2006 and June 30, 2005

The following table summarizes the results of operations during the three-month periods ended June 30, 2006 and June 30, 2005:

Line Item	6/30/06 (unaudited)	6/30/05 (unaudited)	Increase (Decrease)	Percentage Increase (Decrease)

Sales	$43,251	$97,827	($54,576)	(55.8%)
Net profit (loss)	(112,020)	4,494	116,514	259.3%
Operating Expenses	155,271	93,333	61,938	66.4%)
Earnings (loss) per share of common stock	$(0.127)	$0.222	($0.34.9)	(127.0%)

Comparisons between Cost of Sales Selling, Administrative and General Expenses for the three-month periods ended June 30, 2006 and June 30, 2005 are as follows:

	3 Mos. Ended 6/30/2006	3 Mos. 6/30/2005
Cost of Sales	$30,207	$56,047
Ratio of Cost of Sales to Sales	69.8%	57.3%

Selling, General and Administrative Expenses	$125,064	$37,286

The following table summarizes the results of operations during the six-month periods ended June 30, 2006 and June 30, 2005:

Line Item	6/30/06 (unaudited)	6/30/05 (unaudited)	Increase (Decrease)	Percentage Increase (Decrease)

Sales	$93,495	$236,649	($143,154)	(60.5%)
Net profit (loss)	(124,770)	15,220	(139,990)	(919.8)%
Operating Expenses	218,265	221,429	(3,164)	(1.4%)
Earnings (loss) per share of common stock	$(0.25)	$0.686	($0.32.4)	(136.4%)

Comparisons between Cost of Sales Selling, Administrative and General Expenses for the six-month periods ended June 30, 2006 and June 30, 2005 are as follows:

	6 Mos. Ended 6/30/2006	6 Mos. 6/30/2005
Cost of Sales	$58,464	$136,784
Ratio of Cost of Sales to Sales	62.5%	57.80%
Selling, General and Administrative Expenses	$159,801	$84,645

We had a net loss of $112,826 for the three months ended June 30, 2006 as compared with a net profit of $4,494 for the three months ended June 30, 2005.  We had a net loss of $126,378 for the six months ended June 30, 2006 as compared with a net profit of $13,728 for the three months ended June 30,, 2005.  This increased loss was primarily due to the $100,000 cost of shares issued to Altitude Group LLC pursuant to the Company’s Financial Services Agreement and legal and other professional costs incurred in connection with this offering.  Operating expenses amounted to $155,271 for the three months ended June 30, 2006 and $93,333 for the three months ended June 30, 2005.  Operating expenses amounted to $218,265 for the six months ended June 30, 2006 and $221,429 for the six months ended June 30, 2005.  Among other factors, the decrease in operating expenses was due to the sharing of certain expenses with another company controlled by the officers and directors of the Company and a reduction in selling expenses.  Specifically, the Company has utilized office space, accounting support, data systems and administrative support provided by Anchorfree Wireless, Inc. at no expense to the Company.  This decrease was largely offset by the  $100,000 cost of shares issued to Altitude Group LLC pursuant to the Company’s Financial Services Agreement and legal and other professional costs incurred in connection with this offering.  The Company’s sales in any given period is a direct result of the working capital the Company has available for the purchase of inventory.  The significant decrease in Sales for the three-month period ended March 31, 2006 is a direct result of the Company’s lack of working capital during that period.

Seasonality

Our business, revenues and operating results are not generally affected by any seasonality.

Inflation

Our business, revenues and operating results are not affected in any material way by inflation.

Recent Accounting Pronouncements

No new pronouncement issued by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or the Securities and Exchange Commission is expected to have a material impact on the Company's financial position or reported results of operations.

Impact of Certain Trends and Events

The Company’s business is subject to various trends in the information technology industry and general conditions in the world economy.  No individual trend or event would be expected to have a material impact on the Company’s operations, although a number of factors occurring simultaneously could, in the aggregate materially affect the Company’s ability to achieve its business plan. Among these trends would be a material compression in the pricing of new information technology equipment or a serious oversupply of such equipment on the worldwide market.  Significant changes in technology could render certain parts of the Company’s unsold inventory obsolete.  Finally, the Company’s inability to access capital could seriously inhibit its ability to compete in the market.

ITEM 18.  DESCRIPTION OF PROPERTY

Our Company currently maintains its executive offices at 260 Santa Ana Court Sunnyvale, CA 94085. At this time, the Company occupies this space on the basis of an oral month-to-month lease at a rental of $1,500.00 per month.  The Company expects to enter into a more formal lease arrangement in the future.

ITEM 19.  CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Sophia Malobrodsky, a shareholder of the company holding approximately 28.48% of the Company’s issued and outstanding common stock is the mother of Eugene Malobrodsky, the

Company’s Chief Executive Officer.  Royce Diener, an owner of 4,000 shares of common stock of the Company is the father of the Company’s counsel, Robert L. B. Diener.

CERTAIN TRANSACTIONS

1. On March 22, 2004, the Company issued 10,000 shares of common stock to each of the Company’s founders, Eugene Malobrodsky and David Gorodyansky for a cash consideration of $200.  At the time, the founders became the sole shareholders of the Company.

2. During fiscal year 2004, Sophia Malobrodsky made a non-interest-bearing loan advance to the Company, payable on demand, in the amount of $38,000.  On March 22, 2006, Sophia Malobrodsky exchanged the outstanding balance of said loan advance ($38,000) owed by the Company to her for 253,333 shares of common stock.  Said shares were issued at an exchange rate of one share for each $0.15 of debt.

3. During fiscal year 2005, Ilya Perlov made a non-interest-bearing loan advance to the Company, payable on demand, in the amount of $3,000.  On March 22, 2006, Ilya Perlov exchanged the outstanding balance of said loan advance ($3,000) owed by the Company to him for 20,000 shares of common stock.  Said shares were issued at an exchange rate of one share for each $0.15 of debt.  Ilya Perlov is an employee of the Company.

4. On April 1, 2006, the company issued 500,000 shares of common stock to Altitude Group, LLC pursuant to the terms of a Financial Services Agreement entered into by the Company on said date.  A copy of the Altitude Group Financial Services Agreement is attached hereto as Exhibit 10.1.   Pursuant to the terms of the Agreement, Altitude shall provide the following services:

Altitude will familiarize itself to the extent it deems appropriate with the business, operations, financial condition and prospects of the Company; Altitude will identify a number of suitable possible investors which might have an interest in evaluating participation in various contemplated financing transactions; and Altitude will assist the Company in preparing and analyzing a broad range of strategic options.  The term of the Agreement is for a period commencing March 22, 2006 and ending on March 21, 2008 and may only be extended upon the mutual written agreement of the Parties. In consideration for Altitude providing the services set forth in the Agreement, the Company was obligated to issue to Altitude 500,000 shares of the Company’s Common Stock of the Company.  The Company has valued the services provided and to be provided by Altitude as $100,000 which was recorded as an expense in the Company’s quarter ended June 30, 2006.

5. On March 22, 2006, the Company exchanged 1,250,000 shares of its preferred stock for the 10,000 shares of common stock held by each of the Company’s founders, Eugene Malobrodsky and David Gorodyansky.

6. On March 31, 2006, the Company completed a limited offering of common shares pursuant to the exemption from registration detailed in Rule 506 promulgated under the Securities Act of 1933.  Pursuant to this offering, the Company sold an aggregate of 116,200 shares of common stock to 35 purchasers at $0.75 per share which netted the Company gross proceeds of $87,150.

7. On March 31, 2006, the Company issued 500,000 shares of its preferred stock to Lionheart Associates, LLC pursuant to the terms of a proposed Financial Services Agreement which was never consummated.  On May 15, 2006, the issuance of the 500,000 shares of preferred stock to Lionheart Associates, LLC was mutually rescinded.

Our Company currently maintains its executive offices at 260 Santa Ana Court Sunnyvale, CA 94085.  See "Description of Property".

ITEM 20.  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is no public market for our common stock and no public market may ever develop. While we will seek to obtain a market maker after the effective date of this prospectus to apply for the inclusion of our common stock in the OTCBB, we may not be successful in our efforts and owners of our common stock may not have a market in which to sell the same. Even if the common stock were quoted in a market, there may never be substantial activity in such market, if there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

There is no Intelligent Buying common equity subject to outstanding options or warrants to purchase or securities convertible into common equity of the Company.

The Company has agreed to register the 389,533 shares of the Company’s Common Stock outstanding for sale by security holders.

ITEM 21.  EXECUTIVE COMPENSATION

Neither Mr. Malobrodsky nor Mr. Gorodyansky has not received or accrued any compensation to date and has no written contract or any commitment to receive annual compensation. Messrs. Malobrodsky and Gorodyansky have agreed to forego any salary until such time as the Company has sufficient revenues therefore and/or receives sufficient outside financing.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Robert L. B. Diener, 122 Ocean Park Blvd., Suite 307, Santa Monica, CA 90405.  Mr. Diener’s father, Royce Diener, owns 4,000 shares of Company common stock.

EXPERTS

The financial statements of the Company as of December 31, 2005, December 31, 2004 and for period from inception to March 22, 2004 included in this prospectus have been audited by Paritz & Co., independent auditors and have been so included in reliance upon the report of Paritz & Co given on the authority of such firm as experts in accounting and auditing.

ITEM 22.  FINANCIAL STATEMENTS

A) Financial Statements for period ended December 31, 2005 (audited):

INTELLIGENT BUYING, INC.

FINANCIAL STATEMENTS

INDEX

                                                             Page Number

INDEPENDENT AUDITORS' REPORT                                      F-1

FINANCIAL STATEMENTS:

Balance Sheets at December 31, 2005 and December 31, 2004         F-2

Statement of Operations years ended December 31, 2005

and from inception to December 31, 2004

F-3

Statement of Stockholders' Deficiency for the years

ended December 31, 2005 and 2004                                  F-4

Statement of Cash Flows for the years ended

December 31, 2005 and 2004                                        F-5

Notes to Financial Statements for period ended

December 31, 2005.

  F-6 to F-11

Unaudited Balance Sheet at June 30, 2006

F-12

Unaudited Statement of Operations for the six-month periods

Ended June 30, 2006 and June 30, 2005

F-13

Unaudited Statement of Operations for the three-month periods

Ended June 30, 2006 and June 30, 2005

F-14

Unaudited Statement of Stockholders’ Deficiency at June 30, 2006

F-15

Unaudited Statement of Cash Flows for the six months ended

June 30, 2006 and June 30, 2005

F-16

Notes to Unaudited Financial Statements for period ended

June 30, 2006

  F-18 to F-20

Paritz & Company, P.A.

15 Warren Street, Suite 35

Hackensack, New Jersey 07601

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Intelligent Buying, Inc.

Santa Ana, California

We have audited the accompanying balance sheets of Intelligent Buying, Inc. as of December 31, 2005 and 2004 and the related statements of operations and accumulated deficit, changes in stockholders’ deficiency and cash flows for the year ended December 31, 2005 and the period from inception (March 22, 2004) to December 31, 2004.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Intelligent Buying, Inc. as of December 31, 2005 and 2004 and the results of its operations and its cash flows for the year ended December 31, 2005 and the period from inception (March 24, 2004) to December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company has suffered net losses since inception and as of December 31, 2005 its liabilities exceeded its current assets and total assets by $58,508.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Paritz & Co, P.A.

Hackensack, New Jersey

March 22, 2006

INTELLIGENT BUYING, INC.

BALANCE SHEETS

DECEMBER 31,

	2005	2004
ASSETS

CURRENT ASSETS
Cash	$ 2,197	$2,190
Accounts receivable	3,044	6,133
Loans receivable – shareholders		7,730
Inventories	18,109	27,315
Prepaid expenses and sundry current assets	10,000	4,350
TOTAL CURRENT ASSETS	33,350	47,718

Property and equipment, net	5,323	7,004

Security deposits	1,885	885

	$40,558	$55,607
LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
CURRENT LIABILITIES
Notes payable – related parties	$ 41,000	$38,000
Accounts payable and accrued expenses	43,514	32,465
Due to related party	12,775	15,000
Taxes payable	1,777	4,619
TOTAL CURRENT LIABILITIES	99,066	90,084

STOCKHOLDERS’ DEFICIENCY:
Common stock, no par value,
Authorized – 25,000 shares
Issued and outstanding – 20,000 shares	-	-
Additional paid-in capital	200	200
Accumulated deficit	(58,708)	(34,677)
TOTAL STOCKHOLDERS’ DEFICIENCY	(58,508)	(34,477)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$40,558	$55,607

The accompanying notes are an integral part of these financial statements

INTELLIGENT BUYING, INC.

STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

	Year Ended December 31, 2005	From Inception (March 22, 2004) To December 31, 2004

SALES	$279,103	$ 543,717

COSTS AND EXPENSES:
Cost of sales	155,849	312,408
Selling, general and administrative	147,118	265,838
Interest	167	148
TOTAL COSTS AND EXPENSES	303,134	578,394

NET LOSS	(24,031)	(34,677)

ACCUMULATED DEFICIT- BEGINNING OF PERIOD	(34,677)	-

ACCUMULATED DEFICIT- END OF PERIOD	$(58,708)	$(34,677)

BASIC AND DILUTED NET LOSS PER
COMMON SHARE	$ (1.20)	$ (1.73)

WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING	20,000	20,000

The accompanying notes are an integral part of these financial statements

INTELLIGENT BUYING, INC.

STATEMENT OF STOCKHOLDERS’ DEFICIENCY

-----Common Stock-----
Shares	No Par Value	Additional Paid-In Capital	Accumulated Deficit	Total

Balance – March 22, 2004 (Inception)	-	-	$ -	$ -	$ -

Issuance of common stock	20,000	-	200	-	200

Net loss	-	-	-	(34,677)	(34,677)

Balance – December 31, 2004	20,000	-	200	(34,677)	(34,477)

Net loss	-	-	-	(24,031)	(24,031)

Balance – December 31, 2005	20,000	$ -	$ 200	$(58,708)	$(58,508)

The accompanying notes are an integral part of these financial statements

INTELLIGENT BUYING, INC.

STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2005	From Inception (March 22, 2004) To December 31, 2004

OPERATING ACTIVITIES:
Net loss	$(24,031)	$(34,677)
Adjustments to reconcile net (loss) to net
cash provided by (used in) operating activities:
Depreciation and amortization	1,750	1,751
Changes in operating assets and liabilities:
Accounts receivable	3,089	(6,133)
Inventory	9,206	(27,315)
Prepaid expenses and sundry current assets	(5,650)	(4,350)
Accounts payable and accrued expenses	10,977	32,465
Taxes payable	(2,842)	4,619
NET CASH USED IN OPERATING ACTIVITIES	(7,501)	(33,640)

INVESTING ACTIVITIES:
Acquisition of property and equipment, net	-	(8,755)
Increase in security deposits	(1,000)	(885)
NET CASH USED IN INVESTING ACTIVITIES	(1,000)	(9,640)

FINANCING ACTIVITIES:
Repayments of (advances to) shareholder	7,730	(7,730)
Advances (repayments) from related party	(2,222)	15,000
Proceeds from notes payable – others	3,000	38,000
Proceeds from sale of common stock	-	200
NET CASH PROVIDED BY FINANCING ACTIVITIES	8,508	45,470

INCREASE IN CASH	7	2,190

CASH AND CASH EQUIVALENTS – BEGINNING OF YEAR	2,190	0

CASH AND CASH EQUIVALENTS – END OF YEAR	$ 2,197	$ 2,190

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$ 167	$ 148
Income taxes	$ -	$ -

The accompanying notes are an integral part of these financial statements

INTELLIGENT BUYING, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31 2005 AND 2004

1.  SIGNIFICANT ACCOUNTING POLICIES

Business description

The financial statements presented are those of Intelligent Buying, Inc. (the “Company”).  The Company was incorporated under the laws of the State of California on March 22, 2004 and is in the business of acquiring high-end computer and networking equipment from resellers and end-users and then reselling this equipment at discounted prices.

Uses of estimates in the preparation of financial statements

The preparation of financial statements in conformity with generally accepted accounting principles accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period.  Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue on a gross basis when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when persuasive evidence of an arrangement exists, the product has been shipped or the services have been provided to the customer, the sales price is fixed or determinable and collectibility is reasonably assured.  The Company reduces revenue for estimated customer returns, rotations and sales rebates when such amounts are estimable.  When not estimable, The Company defers revenue until the product is sold to the end customer.  The Company does not provide support on products sold unless a separate agreement for installation and setup has been entered into.  The revenue from such an agreement would be reported separately as fee income if and when such services are performed, completed and accepted by the customer.

Comprehensive income

Statement of Financial Accounting Standards No. 120, Reporting Comprehensive Income, establishes requirements for disclosure of comprehensive income (loss).  During the years ended December 31, 2005 and 2004 the Company did not have any components of comprehensive income (loss) to report.

Net loss per share

SFAS No. 129, Earnings per Share, requires dual presentation of basic and diluted earnings or loss per share (“EPS”) for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  Basic EPS excludes dilution; diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

Basic loss per share is computed by dividing net loss applicable to common shareholders by the weighted average number of common shares outstanding during the period.  Diluted loss per share reflects the potential dilution that could occur if dilutive securities and other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company, unless the effect is to reduce a loss or increase earnings per share.  The Company had no potential common stock instruments which would result in a diluted loss per share.  Therefore, diluted loss per share is equivalent to basic loss per share.

Stock-based compensation

SFAS No. 123, Accounting for Stock-Based Compensation, defines a fair-value-based method of accounting for stock-based employee compensation plans and transactions in which an entity issues its equity instruments to acquire goods or services from non-employees, and encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value.  The Company, at times, issues shares of common stock in payment for services rendered to the Company.  The estimated fair value of the shares issued approximates the value of the services provided.

The Company accounts for employee stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB No. 25”) and related interpretations.  Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company’s common stock at the date of the grant over the amount an employee must pay to acquire the stock.

During the years ended December 31, 2005 and 2004, there were no stock options granted or outstanding.

Recently issued accounting pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R, Share-Based Payment, which addresses the accounting for share-based payment transactions.  SFAS No. 123R eliminates the ability to account for share-based compensation transactions using APB No. 25, and generally requires instead, that such transactions be accounted and recognized in the statement of operations, based on their fair value.  SFAS No. 123R will be effective for public companies that file as small business issuers as of the first interim or annual reporting period that begins after December 15, 2005.  The Company has no outstanding stock options at December 31, 2005.  Therefore, the initial adoption of this standard is not expected to have an impact on the Company’s financial position and results of operations.

Inventories

Inventories, consisting of computer and networking equipment, are valued at the lower of cost (first-in, first-out basis) or market (replacement cost). Management reviews all inventory for obsolescence on a not less than quarterly basis.  If obsolete inventory is discovered, it is charged to cost of goods sold in the current period.

2. LOANS RECEIVABLE - SHAREHOLDERS

The loans receivable - shareholders are non-interest bearing and are due on demand.  These loans arise from advances from officers to pay for certain monthly operating expenses.

3. PROPERTY AND EQUIPMENT

A summary of property and equipment and the estimated lives used in the computation of depreciation and amortization is as follows:

	---------December 31,---------
	2005	2004	Life

Computer equipment	$11,186	$11,186	5 years

Less accumulated depreciation and
amortization	5,932	4,182

	$ 5,254	$ 7,004

4. NOTES PAYABLE – RELATED PARTIES

During 2005, the Company received an advance from a relative of one of the stockholders of the Company in the amount of $38,000.  This note is non-interest bearing and due on demand.

During 2005, the Company received an advance from an employee of the Company in the amount of $3,000.  This note is non-interest bearing and due on demand.

5. INCOME TAXES

The Company recognizes deferred income tax liabilities and assets for the expected future tax consequences of events that have been recognized in the financial statements or tax returns.  Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

The Company incurred no income taxes for the years ended December 31, 2005 and 2004.  The expected income tax benefit for the years ended December 31, 2005 and 2004 is approximately $13,000 and $9,000, respectively.  The difference between the expected income tax benefit and non-recognition of an income tax benefit in each period is the result of a valuation allowance applied to deferred tax assets.

Net operating loss carryforwards of approximately $58,000 at December 31, 2005 are available to offset future taxable income, if any, and expire in 2025.  This results in a net deferred tax asset, assuming an effective tax rate of 40% of approximately $22,000 at December 31, 2005.  A valuation allowance in the same amount has been provided to reduce the deferred tax asset, as realization of the asset is not assured.

6. STOCKHOLDERS’ DEFICIENCY

Common stock

The Company has 25,000 shares of its common stock issued and outstanding as of December 31, 2005 and 2004.  Dividends may be paid on outstanding shares as declared by the Board of Directors.  Each share of common stock is entitled to one vote.

Preferred stock

No shares of preferred stock have been issued or are outstanding.  Dividends, voting rights and other terms, rights and preferences of the preferred shares have not been designated, but may be designated by the Board of Directors from time to time.

7. SUBSEQUENT EVENTS

On March 22, 2006, the notes payable referred to in Note 4 were exchanged for 253,333 and 20,000 shares, respectively, of the Company’s common stock.

On March 22, 2006, the Company amended its articles of incorporation to authorize the issuance of 50,000,000 shares of its common stock, $0.001 par value, and 25,000,000 shares of its preferred stock, $0.001 par value.  At the same time, the Company filed a Certificate of Determination with the State of California to create a series of preferred consisting of 5,000,000 shares of Series A Preferred, par value $0.001 and designating the rights and preferences relating thereto.

On April 1, 2006, the Company issued 500,000 shares of common stock to Altitude Group, LLC pursuant to the terms of a Financial Services Agreement entered into by the Company on that date.  The Company was invoiced $100,000 for the services provided by Altitude Group, LLC, which it believed to be the fair cash value of such services.  In an arms-length negotiation between the Company and Altitude Group, LLC, Altitude Group, LLC agreed to accept an equivalent value paid in Common Shares of the Company at a price of $0.20 per share, which resulted in the issuance of 500,000 shares of the Company’s Common Stock.  While this price represented a discount to the price being offered to new investors, the price was determined to be fair and reasonable on the basis that Altitude Group, LLC was relinquishing its creditor position for an illiquid position as an equity holder.  From the Company’s standpoint, the exchange meant that the Company would not need to utilize funds raised from new investors to pay for Altitude Group, LLC’s services rendered under the Financial Services Agreement.  The accounting treatment of the issuance of shares to Altitude Group LLC was to record a $100,000 expense in the quarter ended March 31, 2006 offset by an identical amount credited to Common Stock par value and Additional Paid-In Capital.

On March 31, 2006, the Company completed a limited offering of common shares pursuant to the exemption from registration detailed in Rule 506 promulgated under the Securities Act of 1933.  Pursuant to this offering, the Company sold an aggregate of 116,200 shares of common stock to thirty-three purchasers at $0.75 per share, which netted the Company gross proceeds of $87,150.

On March 22, 2006, the Company exchanged 1,250,000 shares of its preferred stock for the 10,000 shares of common stock held by each of the Company’s two founders.

On March 31, 2006, the Company issued 500,000 shares of its preferred stock to Lionheart Associates, LLC pursuant to the terms of a proposed Financial Services Agreement which was never consummated.  On May 15, 2006, the issuance of the 500,000 shares of preferred stock to Lionheart Associates, LLC was mutually rescinded.

8. GOING CONCERN

The accompanying financial statements included above contemplate the realization of assets and the satisfaction of liabilities in the normal course of business. As a result of the factors described below, there is substantial doubt that the Company will be able to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

9. LIQUIDITY AND CAPITAL RESOURCES

In order to meet its liquidity and capital requirements, the Company plans, among other things to enter into the venture capital community and the information technology firms they fund for both the acquisition of information technology equipment and sale pricing of such equipment for purposes of recovery of capital investment.

 Venture Capital Funds have been the Company’starget market as they are the principal source of funding for companies which would be most likely to utilize the Company’s services.  The key elements of the Company’s strategy are (i) identification of opportunities to acquire equipment, generally in connection with a liquidation of the assets of an information technology company; (ii) acquisition of equipment which has resale value at prices which will facilitate a margin of 40-50% on resale; (iii) access to capital to acquire equipment assets for resale; (iv) resale of the equipment through various channels in a manner which will facilitate a rapid turn-around of funding; (v) maintaining general and administrative expenses at not more than 15-20% of sales revenues and (vi) maintaining lines of communication with entities who would make decisions relating to equipment purchases and divestitures.  The Company believes that its most significant challenge to achievement of viable, long term profitability is access to capital.  The Company believes that it will increase sales volume and its margin of profit.  The Company believes that for the foreseeable future, the availability of equipment for purchase in its target markets will significantly exceed its financial resources and that the market for used information technology equipment, both in the U.S. and abroad, will continue to be strong and may even be growing.  While the Company believes that it may be able to access asset-based working capital lending, this would be limited in amount and would only support current liquidity and would not be a viable source of funding for longer term growth.  The Company believes that such funding can only achieved through sale of additional equity.  A critical element of success in raising such funding is the liquidity of the Company’s common stock.  The need for such liquidity is one of the principal reasons why the Company is seeking to become a reporting company and have its shares publicly-traded.  While there are no guarantees that it can be achieved, the Company believes that such funding can be accessed in amounts which will enable the Company to achieve growth in its sales and the achievement of long term profitability.

B) Financial Statements for period ended June 30, 2006 (unaudited):

INTELLIGENT BUYING, INC.

BALANCE SHEET

(Unaudited)

June 30, 2006

ASSETS

Current assets:

 Cash and cash equivalents                                   $ 44,544

 Accounts receivable

    1,425

 Inventories

          1,812

                                                              ---------

    Total current assets                                       47,781

Property and equipment, net

    3,873

 ---------

Security deposits

   10,885

                                                              ---------

Total Assets                                                 $ 62,539

                                                              =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable and accrued expenses

 $  7,240

Due to related parties

   18,925

Taxes payable

110

---------

Total current liabilities                                      26,275

Stockholders' Equity:

 Preferred stock, $.001 par value, 25,000,000

  shares authorized; 2,500,000 shares issued

  and outstanding                                               2,500

 Common stock, $.001 par value, 50,000,000 shares

  authorized; 889,533 shares issued and outstanding               889

 Additional paid-in-capital                                   217,962

 Accumulated deficit                                         (185,087)

----------

Total stockholders' equity                                     36,264

                                                              ---------

Total Liabilities and Stockholders’ Equity                   $ 62,539

       ==========

                       See notes to financial statements.

INTELLIGENT BUYING, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

                                       Six months ended

                                     ---------------------

                                            June 30,

                                     ---------------------

                                        2006       2005

                                      --------   -------

Revenues:

  Net sales                          $93,495     $236,649

                                      -------     -------

Total Revenues

  93,495

  236,649

                                     =========  ==========

Costs and expenses:

 Cost of sales

  58,464

  136,784

 Selling, general and administrative 159,801

   84,645

---------     --------

Total Operating Expenses

 218,265

  221,429

Loss before other (Income) Expenses (124,770)

   15,220

Other (income) expenses:

  Interest Expense

       8

 52

  Taxes

   1,600

    1,440

---------     --------

Total Other (income) expenses

   1,608

    1,492

Net income (loss)

(126,378)

   13,728

                                    =========     ========

Net loss per share-basic:           $  (0.25)  $    0.686

                                     ========      =======

Weighted average common shares

 Outstanding-basic

 503,074

   20,000

                                    =========    =========

Net loss per share-diluted:         $ (0.039)  $   (0.686)

                                     ========     =======

Weighted average common shares

 Outstanding-diluted                3,280,852      20,000

                                    =========   =========

See notes to financial statements

INTELLIGENT BUYING, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

                                       Three months ended

                                     ---------------------

                                            June 30,

                                     ---------------------

                                        2006       2005

                                      --------   -------

Revenues:

  Net sales                          $43,251     $ 97,827

                                      -------     -------

Total Revenues

  43,251

   97,827

      =========  ==========

Costs and expenses:

 Cost of sales

  30,207

   56,047

 Selling, general and administrative 125,064

   37,286

---------     --------

Total Operating Expenses

 155,271

   93,333

Loss before other (Income) Expenses (112,020)

    4,494

Other (income) expenses:

  Interest Expense

       6

 52

  Taxes

     800

       --

---------     --------

Total Other (income) expenses

     806

       52

Net income (loss)

(112,826)

    4,442

                                    =========     ========

Net loss per share-basic:           $ (0.127)

$   0.222

                                     ========      =======

Weighted average common shares

 Outstanding-basic

 889,533

   20,000

                                     =========    =========

Net loss per share-diluted:         $ (0.019)

$  (0.222)

                                     ========     =======

Weighted average common shares

 Outstanding-diluted                5,889,533      20,000

                                    =========   =========

See notes to financial statements

INTELLIGENT BUYING, INC.

STATEMENTS OF STOCKHOLDERS DEFECIENCY

AT JUNE 30, 2006

(Unaudited)

	Common Stock		Preferred Stock		Additional
		$.001		No Par	Paid in	Accumulated
	Shares	Par Value	Shares	Value	Capital	Deficit	Total

Balance March 24, 2004 (inception)	-	$ -	-	$ -	$ -	$ -	$0

Issuance of common stock	20,000				200		200

Net loss						(34,677)	(34,677)

Balance December 31, 2004	20,000	0	0	0	200	(34,677)	(34,477)

Net loss						(24,032)	(24,032)

Balance December 31, 2005	20,000	0	0	0	200	(58,709)	(58,509)

Issuance of common stock	869,533	889			217,762		218,651

Issuance of preferred stock			2,500,000	2,500			2,500

Net loss						(126,378)	(126,378)

	889,533	$889	2,500,000	$2,500	$217,962	($185,087)	$36,264

INTELLIGENT BUYING, INC.

STATEMENTS OF CASH FLOWS

(Unaudited)

                                                    Six months ended

                                                   ---------------------

                                                         June 30,

                                                  ---------------------

                                                    2006        2005

                                                  --------     -------

Cash flows from operating activities:

 Net loss                                        $(128,378)   $ (13,728)

                                                  --------      -------

 Adjustments to reconcile net loss to

  net cash used in operating activities:

  Conversion of note payable to common stock

   (41,000)

  --

  Depreciation and amortization

       557          641

 Changes in operating assets and liabilities:

  Accounts receivable                                 1,619       4,587

  Inventory

     16,297       8,642

  Prepaid expenses and sundry current assets         11,000       4,350

  Accounts payable and accrued expenses

    (36,275)     (7,769)

  Taxes payable

     (1,667)      1,406

    -------       -------

Net cash used by operating activities              (175,847)     25,585

    --------      -------

Cash flows from financing activities:

 Issuance of common stock

    218,651

  200

 Issuance of preferred stock

      2,500          --

 Advances (repayments) from related party             6,150     (25,049)

      --------    ---------

Net cash provided by financing activities           227,301     (24,849)

                                                   --------       -------

Cash flows from investing activities:

Sale of property and equipment

        893        (729)

Increase in security deposits                      (10,000)         --

                                                   --------       -------

Net cash provided by (used in)

investing activities                                 (9,107)       (729)

Net increase (decrease) in

cash and cash equivalents

     42,347           7

Cash and cash equivalents at beginning of period      2,197       2,190

                                                    --------    -------

Cash and cash equivalents at end of period        $ 44,544     $  2,197

                                                  ========       =======

Supplemental cash flow information:

Cash paid during the period for:

   Interest                                      $      8     $      52

                                                 ========       =======

   Income taxes                                  $  1,600     $   1,492

                                                 ========       =======

                       See notes to financial statements.

INTELLIGENT BUYING, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

1.

SIGNIFICANT ACCOUNTING POLICIES

Business description

The financial statements presented are those of Intelligent Buying, Inc. (the “Company”).  The Company was incorporated under the laws of the State of California on March 22, 2004 and is in the business of acquiring high-end computer and networking equipment from resellers and end-users and then reselling this equipment at discounted prices.

Uses of estimates in the preparation of financial statements

The preparation of financial statements in conformity with generally accepted accounting principles accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period.  Actual results could differ from those estimates.

Comprehensive income

Statement of Financial Accounting Standards No. 120, Reporting Comprehensive Income, establishes requirements for disclosure of comprehensive income (loss). During the periods ended June 30, 2006 and 2005 the Company did not have any components of comprehensive income (loss) to report.

Net loss per share

SFAS No. 129, Earnings per Share, requires dual presentation of basic and diluted earnings or loss per share (“EPS”) for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  Basic EPS excludes dilution; diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

Basic loss per share is computed by dividing net loss applicable to common shareholders by the weighted average number of common shares outstanding during the period.  Diluted loss per share reflects the potential dilution that could occur if dilutive securities and other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company, unless the effect is to reduce a loss or increase earnings per share.  The fully diluted loss per share includes the impact of the potential conversion of all of the Company’s preferred stock to common shares.

Stock-based compensation

SFAS No. 123, Accounting for Stock-Based Compensation, defines a fair-value-based method of accounting for stock-based employee compensation plans and transactions in which an entity issues its equity instruments to acquire goods or services from non-employees, and encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value.  The Company, at times, issues shares of common stock in payment for services rendered to the Company.  The estimated fair value of the shares issued approximates the value of the services provided.

The Company accounts for employee stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB No. 25”) and related interpretations.  Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company’s common stock at the date of the grant over the amount an employee must pay to acquire the stock.

During the periods ended March 31, 2006 and 2005, there were no stock options granted or outstanding.

Recently issued accounting pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R, Share-Based Payment, which addresses the accounting for share-based payment transactions.  SFAS No. 123R eliminates the ability to account for share-based compensation transactions using APB No. 25, and generally requires instead, that such transactions be accounted and recognized in the statement of operations, based on their fair value.  SFAS No. 123R will be effective for public companies that file as small business issuers as of the first interim or annual reporting period that begins after December 15, 2005.  The Company has no outstanding stock options at March 31, 2006.  Therefore, the initial adoption of this standard is not expected to have an impact on the Company’s financial position and results of operations.

Inventories

Inventories, consisting of computer and networking equipment, are valued at the lower of cost (first-in, first-out basis) or market (replacement cost).

2.

NOTES PAYABLE – RELATED PARTY

At December 31, 2005, the aggregate amount outstanding on account of Notes Payable-Others was $41,000.  On March 22, 2006, $38,000 face amount of said notes (including all interest accrued thereon) was exchanged for 253,333 of the Company’s common shares and the remaining $3,000 face value (including all interest accrued thereon) was exchanged for 20,000 of the Company’s common shares.

3.

STOCKHOLDERS’ DEFICIENCY

Preferred stock

At June 30, 2006, the Company had 2,500,000 shares of its preferred stock issued and outstanding.  These shares were issued on March 22, 2006 in exchange for the 20,000 shares of the Company’s common stock which were held by the Company’s founders.  Each holder of preferred stock shall have two votes for each share of preferred stock, a liquidation preference and the shares of preferred stock are convertible at the option of the holder into two shares of the Company’s common stock at any time after issuance.

Common stock

At June 30, 2006, the Company had 889,533 shares of its common stock issued and outstanding.  These shares comprised 273,333 shares issued on March 22, 2006 in exchange for certain Notes Payable (see Note 2, above), 500,000 shares issued on April 1, 2006 in consideration for certain financial advisory services and 116,200 shares issued on March 31, 2006 in connection with a private placement of common shares.  Dividends may be paid on outstanding shares of common stock as declared by the Board of Directors. Each share of common stock is entitled to one vote.

ITEM 23.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document. No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this prospectus. The information contained in this prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

Until ________ , 200_ (90 days after the commencement of the offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting .

389,533 Shares

Intelligent Buying, Inc.

Common Stock

PROSPECTUS

October__  , 2006

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company does not currently have any provision for indemnification of directors, officers and controlling persons against liability under the Securities Act in its organizational documents.  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The Company is bearing all expenses in connection with this registration statement other than sales commissions, underwriting discounts and underwriter's expense allowances designated as such. Estimated expenses payable e by the Company in connection with the registration and distribution of the Common Stock registered hereby are as follows:

SEC Registration fee	$31.25
NASD Filing Fee	$100.00
*Accounting fees and expenses	$15,000.00
*Legal fees and expenses	$25,000.00
*Transfer Agent fees	$3,500.00
*Blue Sky fees and expenses	$3,500.00
*Miscellaneous expenses	$5,000.00
*Total	$52,131.25

* Indicates expenses that have been estimated for filing purposes.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

Since its inception on March 22, 2004, Company has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs:

1. On March 22, 2004, the Company issued 10,000 shares of common stock to each of the Company’s founders, Eugene Malobrodsky and David Gorodyansky in exchange for all of the assets of the business of Intelligent Buying, which had previously been operated as a partnership owned by such founders.  At the time, the founders became the sole shareholders of the Company.

2. During fiscal year 2004, Sophia Malobrodsky made a non-interest-bearing loan advance to the Company, payable on demand, in the amount of $38,000.  On March 22, 2006, Sophia Malobrodsky exchanged the outstanding balance of said loan advance ($38,000) owed by the Company to her for 253,333 shares of common stock.  Said shares were issued at an exchange rate of one share for each $0.15 of debt.

3. During fiscal year 2005, Ilya Perlov made a non-interest-bearing loan advance to the Company, payable on demand, in the amount of $3,000.  On March 22, 2006, Ilya Perlov exchanged the outstanding balance of said loan advance ($3,000) owed by the Company to him for 20,000 shares of common stock.  Said shares were issued at an exchange rate of one share for each $0.15 of debt.

4. On April 1, 2006, the company issued 500,000 shares of common stock to Altitude Group, LLC pursuant to the terms of a Financial Services Agreement entered into by the Company on said date.  A copy of the Altitude Group Financial Services Agreement is attached hereto as Exhibit 10.1.

5. On March 22, 2006, the Company exchanged 1,250,000 shares of its preferred stock for the 10,000 shares of common stock held by e ach of the Company’s founders, Eugene Malobrodsky and David Gorodyansky.

6. On March 31, 2006, the Company completed a limited offering of common shares pursuant to the exemption from registration detailed in Rule 506 promulgated under the Securities Act of 1933.  Pursuant to this offering, the Company sold an aggregate of 116,200 shares of common stock to 35 purchasers at $0.75 per share which netted the Company gross proceeds of $87,150.

7. On March 31, 2006, the Company issued 500,000 shares of its preferred stock to Lionheart Associates, LLC pursuant to the terms of a proposed Financial Services Agreement which was never consummated.  On May 15, 2006, the issuance of the 500,000 shares of preferred stock to Lionheart Associates, LLC was mutually rescinded.

The preceding issuances and sales of securities were affected in reliance upon the exemption from registration provided by section 4(2) under the Securities Act of 1933, as amended.

ITEM 27. EXHIBITS.

3.1** Certificate of Incorporation and Certificate of Amendment to Certificate of Incorporation

3.2** By-Laws

4.1  Specimen of Certificate of Common Stock

4.2** Certificate of Determination for Series A Convertible Preferred Stock

10.1** Subscription Agreement

10.2** Financial Services Agreement with Altitude Group, LLP

14.1** Code of Ethics

** Previously Filed with Form SB-2 (including amendments)

The exhibits are not part of the prospectus and will not be distributed with the prospectus.

ITEM 28.  UNDERTAKINGS.

The Company is registering securities under Rule 415 of the Securities Act and hereby undertakes:

The Company hereby undertakes to:

1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(a) Include any prospectus required by Sections 10(a)(3) of the Securities Act;

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) Include any additional or changed material information on the plan of distribution.

2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of securities at that time to be the initial bona fide offering.

3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4) For determining liability of the undersigned small business issuer under the Securities Act to any purchase in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(b) any fee writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(c)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(d) any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the city of Sunnyvale, California, on the 31st day of October, 2006.

Intelligent Buying, Inc.

/s/ Eugene Malobrodsky

____________________________________

By: Eugene Malobrodsky, Chief Executive Officer

/s/ David Gorodyansky

____________________________________

By:  David Gorodyansky, President

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signature(s)

Date:  October 31, 2006

/s/ Eugene Malobrodsky

_________________________

Eugene Malobrodsky

Director (Principal Executive, Officer)

Date:  October 31, 2006

/s/ David Gorodyansky

__________________________

David Gorodyansky

Director (Principal Financial And

Accounting Officer)